Exhibit 15.5
CONSENT OF QUALIFIED PERSON

Re: Annual Report on Form 20-F of ArcelorMittal

GE21 Consultoria Mineral ("GE21"), in connection with ArcelorMittal's Annual Report on Form 20-F for the year ended December 31, 2024 (the "2024 20-F"):

a) certifies that it has supervised and validated the preparation of the mineral resource and mineral reserve estimates of Andrade iron ore mine;

b) consents to the use of and references to its name, including its status as an expert or "qualified person" (as defined in Subpart 1300 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission), in connection with the 2024 20-F, the Registration Statements listed in paragraph (c) below and the mineral resource and mineral reserve estimates of Andrade iron ore mine; and
c) consents to the incorporation by reference of the 2024 20-F into the Registration Statements Nos. 333-147382, 333-153576, 333-162697 and 333-170117 on Form S-8 and the Registration Statement No. 333-278551 on Form F-3 (and any amendments or supplements thereto).

GE21 is responsible for authoring, and this consent pertains to, the mineral resource and mineral reserve estimates of Andrade iron ore mine. GE21 certifies that it has read the 2024 20-F and that it fairly and accurately represents the mineral resource and mineral reserve estimates for each property for which it is responsible.

Dated: February 20, 2025

/s/ Porfirio Cabaleiro Rodriguez
Porfirio Cabaleiro Rodriguez
GE21 Director - Mining Engineer
FAIG #3708

  CONSENT OF QUALIFIED PERSON

Re: Annual Report on Form 20-F of ArcelorMittal

GE21 Consultoria Mineral ("GE21"), in connection with ArcelorMittal's Annual Report on Form 20-F for the year ended December 31, 2024 (the "2024 20-F"):

a) certifies that it has supervised and validated the preparation of the mineral resource and mineral reserve estimates of Serra Azul iron ore mine;

b) consents to the use of and references to its name, including its status as an expert or "qualified person" (as defined in Subpart 1300 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission), in connection with the 2024 20-F, the Registration Statements listed in paragraph (c) below and the mineral resource and mineral reserve estimates of Serra Azul iron ore mine; and
c) consents to the incorporation by reference of the 2024 20-F into the Registration Statements Nos. 333-147382, 333-153576, 333-162697 and 333-170117 on Form S-8 and the Registration Statement No. 333-278551 on Form F-3 (and any amendments or supplements thereto).

GE21 is responsible for authoring, and this consent pertains to, the mineral resource and mineral reserve estimates of Serra Azul iron ore mine. GE21 certifies that it has read the 2024 20-F and that it fairly and accurately represents the mineral resource and mineral reserve estimates for each property for which it is responsible.

Dated: February 20, 2025

/s/ Porfirio Cabaleiro Rodriguez
Porfirio Cabaleiro Rodriguez
GE21 Director - Mining Engineer
FAIG #3708